Saxon Asset Securities Trust (SAST) 2004-3 - Price/Yield - A2
		PIMCO

Balance	$201,000,000.00	Delay	0
		Dated	10/27/04
Settle	10/27/04	First Payment	11/25/04

WAL	4.08	2.22	1.50	1.13	0.91
Principal Window	1 - 106	1 - 60	1 - 40	1 - 30	1 - 23

LIBOR_1MO	2	2	2	2	2
LIBOR_6MO	2.18	2.18	2.18	2.18	2.18
CMT_1YR	2.200	2.200	2.200	2.200	2.200
Prepay	5 CPR	10 CPR	15 CPR	20 CPR	25 CPR
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)